Exhibit 99.2 Business Unit 2018 Funds from Operations (FFO) to Debt Ratio (unaudited) (1 of 2) Funds from Operations (FFO), and thereby the ratio of FFO to Debt, are non-GAAP financial measures. As defined and used by management, FFO, which is comprised of Net Cash Provided by Operating Activities (also referred to as operating cash flows), which we consider to be the most directly comparable GAAP measure, is adjusted to exclude changes in working capital. We believe that FFO is a useful measure and management uses it to evaluate our business because it is one of the key metrics used by rating agencies to evaluate how leveraged a company is, and therefore how much debt a company can issue without negatively impacting its credit rating. It also provides management with a measure of cash available for debt service and for shareholders in the form of potential dividends or potential share repurchases. FFO has limitations due to the fact it does not represent the residual cash flow available for discretionary purposes. For example, FFO does not incorporate dividend payments and debt service. Therefore, we believe it is important to view FFO as a complement to the entire Statement of Cash Flows. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information in accordance with GAAP. The tables below reconcile FFO to Net Cash Provided by Operating Activities, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP, and we provide the ratio of Net Cash Provided by Operating Activities to Debt, which we consider to be the most comparable financial measure calculated in accordance with GAAP to the ratio of FFO to Debt.Exhibit 99.2 Business Unit 2018 Funds from Operations (FFO) to Debt Ratio (unaudited) (1 of 2) Funds from Operations (FFO), and thereby the ratio of FFO to Debt, are non-GAAP financial measures. As defined and used by management, FFO, which is comprised of Net Cash Provided by Operating Activities (also referred to as operating cash flows), which we consider to be the most directly comparable GAAP measure, is adjusted to exclude changes in working capital. We believe that FFO is a useful measure and management uses it to evaluate our business because it is one of the key metrics used by rating agencies to evaluate how leveraged a company is, and therefore how much debt a company can issue without negatively impacting its credit rating. It also provides management with a measure of cash available for debt service and for shareholders in the form of potential dividends or potential share repurchases. FFO has limitations due to the fact it does not represent the residual cash flow available for discretionary purposes. For example, FFO does not incorporate dividend payments and debt service. Therefore, we believe it is important to view FFO as a complement to the entire Statement of Cash Flows. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information in accordance with GAAP. The tables below reconcile FFO to Net Cash Provided by Operating Activities, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP, and we provide the ratio of Net Cash Provided by Operating Activities to Debt, which we consider to be the most comparable financial measure calculated in accordance with GAAP to the ratio of FFO to Debt.

Business Unit 2018 Funds from Operations (FFO) to Debt Ratio (unaudited) (2 of 2)

(Dollars in millions)	Sempra Mexico	Oncor[1]	SDG&E	SoCalGas
2018 Net Cash from Operating Activities	$ 488	$ 1,482	$ 1,584	$ 1,013
Exclude:				
Decreases (Increases) in working capital	66	(139)	(189)	(172)
2018 FFO	$ 554	$ 1,343	$ 1,394	$ 842
Short-term debt	$ 808	$ 813	$ 291	$ 256
Long-term debt - Due within 1 year	62	600	81	3
Due to unconsolidated affiliates	552	0	61	34
Long-term debt	1,670	5,835	6,138	3,427
2018 Total Debt	$ 3,092	$ 7,248	$ 6,571	$ 3,720
Operating Cash Flow|Debt	16%	20%	24%	27%
FFO|Debt	18%	19%	21%	23%

	Cameron LNG[1]		
(Dollars in millions)	Low		High
2021-2023 Plan Average Net Cash from Operating Activities	$ 1,405	—	$ 1,425
Exclude:			
Average decreases in working capital	10	—	20
2021-2023 Plan Average FFO	$ 1,415	—	$ 1,445
2021-2023 Plan Average Long-Term Debt	$ 5,100	—	$ 6,500
2021-2023 Plan Average Operating Cash Flow|Debt[2]			24%
2021-2023 Plan Average FFO|Debt[2]			25%

1) Represents 100% of Oncor and Cameron LNG and is off-balance sheet for Sempra Energy.
2) Calculated using the midpoint of the range.

Sempra Energy